                                                                    Exhibit 3.93

                               AGREEMENT OF MERGER

     This Agreement of Merger, dated as of February 20, 1990 (this "Merger Agreement"), is made and entered into by and among Telos Corporation, a California corporation (the "Company"); Contel Federal Systems, Inc., a Delaware corporation ("Parent"); and Telos Acquisition Company, a California corporation and a wholly-owned subsidiary of Parent ("Sub") (Company and Sub are collectively referred to in this Merger Agreement as the "Constituent Corporations").

                                   ARTICLE I

                          The Constituent Corporations

     1.01 (a) The Company was incorporated under the laws of the State of California on April 11, 1969.

          (b) The Company is authorized to issue an aggregate of 20,000,000 shares of Common Stock ("Company Common Shares"), of which 3,988,613 shares are issued and outstanding are of the date hereof. The Company is also authorized to issue 1,000,000 shares of Preferred Stock, none of which has been issued as of the date hereof.

     1.02 (a) Sub was incorporated under the laws of the State of California on November 20, 1989.

          (b) Sub is authorized to issue an aggregate of 1,000 shares of common stock ("Sub Stock"), all of which are issued and outstanding.

                                   ARTICLE II

                                   The Merger

     2.01 (a) The Merger shall become effective (the "Effective Date") upon the filing with the Secretary of State of the State of California of this Merger Agreement together with the other documents required to be filed by Section 1103 of the California Corporations Code.

          (b) At the Effective Date, Sub shall be merged with and into Company and the separate corporate existence of Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger and the separate corporate existence of Company, with all its purposes, objects, rights, privileges, powers, immunities and franchises, shall continue unaffected and unimpaired by the Merger.

     2.02 The Company shall succeed to all of the rights, privileges, powers, immunities and franchises of Sub, all of the properties and assets of Sub and all of the debts, choses in action and other interests due or belonging to Sub and shall be subject to, and responsible for, all of the debts, liabilities and obligations of Sub with the effect set forth in the California Corporations Code.

                                  ARTICLE III

                       Articles of Incorporation, Bylaws,
                    and Directors and Officers of the Company

     3.01 The Articles of Incorporation of the Company in effect immediately prior to the Merger shall continue in full force and effect as the Articles of Incorporation of Company after the Merger until duly amended in accordance with the provisions thereof and applicable law.

     3.02 The Bylaws of the Company in effect immediately prior to the Merger shall continue in full force and effect as the Bylaws of the Company after the Merger until duly amended in accordance with the provisions thereof and applicable law.

     3.03 The directors and officers of the Sub immediately prior to the Merger shall become the directors and officers of the Company after the Merger until their successors have been elected and qualified or unless otherwise provided by law.

                                   ARTICLE IV

                      Manner and Basis of Converting Shares
                         Of The Constitute Corporations

     4.01 At the Effective Dates

          (a) Each share of Sub Stock outstanding shall be converted into one
(1) share of Common Stock of the Company. No fractional shares of the Company shall be issued.

          (b) By virtue of the Merger and without any action on the part of the holder thereof, each of the Company Common Shares (except for shares described in Section 4.01(c) and shares, if any, which shall then or thereafter constitute "dissenting shares" within the meaning of Chapter 13 of the California Corporations Code) that is outstanding immediately prior to the Effective Date shall be converted into a right to receive in cash the amount of Fifteen Dollars and Fifty Cents ($15.50), without interest.

          (c) Any Company Common Shares owned directly or indirectly by an subsidiary of the Company immediately prior to the Merger and any Company Common Shares owned by Parent, Sub or any other subsidiary of Parent or by Contel Corporation, a Delaware corporation, or any of its subsidiaries immediately prior to the Merger shall be cancelled and no consideration shall be delivered in exchange therefor.

          (d) Each option to purchase Company Common Shares outstanding immediately prior to the Effective Date, shall be converted into a right to receive, for each Company Common Share subject to such option, an amount equal to the difference between Fifteen Dollars and Fifty Cents ($15.50) and the exercise price.

     4.02 (a) As soon as practicable after the Effective Date and after surrender to an agent appointed by Parent and who shall be reasonably acceptable to the Company (the "Exchange Agent") of any certificate which prior to the Effective Date represented any Company Common

Shares, or delivery of an executed letter of transmittal by any holder of options to purchase Company Common Shares, the Exchange Agent shall cause to be distributed to the person in whose name such certificate was issued, or from whom a letter of transmittal was received, (i) in the case of Company Common Shares, cash in the amount of Fifteen Dollars and Fifty Cents ($15.50), without interest, times the number of shares previously represented by the surrendered certificate, or (ii) in the case of any option to purchase Company Common Shares, cash (without interest) equal to the product of (x) the difference between Fifteen Dollars and Fifty Cents ($15.50) and the exercise price per share of Company Common Shares subject to such option and (y) the number of such shares subject to such option. Each certificate which immediately prior to the Effective Date represented any shares of Sub Common Stock shall be deemed at and after the Effective Date to represent only the Company Common Shares into which such shares of Sub Common Stock shall have been converted hereunder.

                                   ARTICLE V

                                Other Provisions

          5.01 This Merger Agreement shall be governed by the laws of California.

          5.02 This Merger Agreement, together with the Agreement and Plan of Merger dated as of December 2, 1989 by and among the Constituent Corporations and the Parent contains the entire agreement of the parties hereto, and supersedes any prior written or oral agreements between them concerning the subject matter contained herein.

          5.03 This Merger Agreement may be executed in any number of counterparts and each such counterpart shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.

         IN WITNESS WHEREOF, the parties have duly executed this Merger Agreement as of the date first written above.

TELOS CORPORATION                           CONTEL FEDERAL SYSTEMS, INC

By:     /s/ Lin Conger                      By:     /s/ Stuart C. Johnson
     -------------------------------             -------------------------
      President                                   President

By:     /s/ Richard Hansen                  By:     /s/ Patricia Friedline
     ----------------------                      -------------------------
      Secretary                                   Secretary

                                            TELOS ACQUISITION COMPANY

                                            By:     /s/ Stuart C. Johnson
                                                 -------------------------
                                                  President

                                            By:     /s/ Patricia Friedline
                                                 -------------------------
                                                  Secretary

                            TELOS ACQUISITION COMPANY
                              OFFICERS' CERTIFICATE
                                       OF
                               APPROVAL OF MERGER

     The undersigned, Lin Conger and Richard Hansen and each of them, do hereby certify that:

     1. They are President and Secretary, respectively, of Telos Corporation, a California corporation (the "Company"),

     2. This Certificate is attached to the Agreement of Merger, dated as of February 20, 1990, in the form duly approved by the Board of Directors of the Company, providing for the merger of Telos Acquisition Company, a California corporation with and into the Company.

     3. The Company has one class of 20,000,000 authorized shares of Common Stock, par value $.01 per share, of which 3,988,613 are issued and outstanding as of the date hereof. The Company also has 1,000,000 authorized shares of Preferred Stock, par value $.01 per share, none of which has been issued as of the date hereof.

     4. The principal terms of the Agreement of Merger in the form attached were approved by a majority of the issued and outstanding shares of stock entitled to vote thereon, which equaled or exceeded the vote required, and the percentage vote required of said shares for such approval is more than fifty (50) percent.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate as of the 20th day of February, 1990.

                                                       /s/ Lin Conger
                                                     ---------------------------
                                                     Lin Conger, President



                                                       /s/ Richard Hansen
                                                     ---------------------------
                                                     Richard Hansen, Secretary



         Each of the undersigned declares under penalty of perjury that he has read the foregoing Certificate and knows the contents thereof and that the same is true of his own knowledge.

         Executed at Santa Monica, California on February 20, 1990.

                                                       /s/ Lin Conger
                                                     ---------------------------
                                                     Lin Conger, President



                                                       /s/ Richard Hansen
                                                     ---------------------------
                                                     Richard Hansen, Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                                TELOS CORPORATION


LIN CONGER and RICHARD HANSEN certify that:

     1. They are the president and the secretary, respectively, of TELOS CORPORATION, a California corporation.

     2. The articles of incorporation of this corporation are amended as follows:

   Article IV is added to the articles of incorporation to read in its entirety as follows:

     "IV: The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law."

   Article V is added to the articles of incorporation to read in its entirety as follows:

     "V: The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with agents, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject only to the limits set forth in Section 204 of the Corporations Code with respect to actions for breach of duty to the Corporation or its shareholders."

     3. The foregoing amendments of the articles of incorporation have been duly approved by the board of directors.

     4. The foregoing amendments of the articles have been duly approved by the required vote of shareholders in accordance with section 902 of the Corporations Code. The total number of outstanding shares of the corporation entitled to vote at the date of the meeting was 3,701.779. The number of shares voting in favor of the amendments equaled or exceeded the vote required. The percentage vote required was more than 50%

Date: September 15, 1989

                                                       /s/ Lin Conger
                                                     ---------------------------
                                                     LIN CONGER, President



                                                       /s/ Richard Hansen
                                                     ---------------------------
                                                     RICHARD HANSEN, Secretary

         We further declare under penalty of perjury under the laws of the State of California that the matters set forth in the foregoing certificate are true and correct of our own knowledge.

September 15, 1989

                                                       /s/ Lin Conger
                                                     ---------------------------
                                                     LIN CONGER, President



                                                       /s/ Richard Hansen
                                                     ---------------------------
                                                     RICHARD HANSEN, Secretary

                            TELOS ACQUISITION COMPANY

                              OFFICERS' CERTIFICATE

                                       OF

                               APPROVAL OF MERGER

     The undersigned, Stuart C. Johnson and Patricia Friedline, and each of them, do hereby certify that:

     1. They are President and Assistant Secretary, respectively, of Telos Acquisition Company, a California corporation (the "Company"),

     2. This Certificate is attached to the Agreement of Merger, dated as of February 20, 1990, in the form duly approved by the Board of Directors of the Company, providing for the merger of the Company with and into Telos Corporation, a California corporation.

     3. The Company has only one class of 1,000 authorized shares of common stock, par value $.01 per share, and the total number of outstanding shares is 1,000,

     4. The principal terms of the Agreement of Merger in the form attached were approved by 100 percent of the outstanding shares of said single class of shares, which equaled or exceeded the vote required, and the percentage vote required of said class of shares for such approval is more than 50 percent.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate as of the 20th day of Februry, 1990.


                                        /s/ Stuart C. Johnson
                                        -------------------------------------
                                        Stuart C. Johnson, President


                                          /s/ Patricia Friedline
                                        -------------------------------------
                                        Patricia Friedline, Assistant Secretary

         Each of the undersigned declares under penalty of perjury that he has read the foregoing Certificate and knows the contents thereof and that the same is true of his own knowledge.

         Executed at Chantilly,. Virginia on February 20, 1990.


                                          /s/ Stuart C. Johnson
                                        -------------------------------------
                                        Stuart C. Johnson, President



                                          /s/ Patricia Friedline
                                        -------------------------------------
                                        Patricia Friedline, Assistant Secretary

TELOS CORPORATION

                                    RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                              TELOS COMPUTING, INC.


     LIN CONGER and RICHARD HANSEN certify that:

     1. They are the president and the secretary, respectively, of TELOS COMPUTING, INC., a California corporation.

     2. The articles of incorporation of this corporation are amended and restated to read as follows:

                                       I.

        The name of this corporation is TELOS CORPORATION.

                                       II.

        The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                      III.

        The Corporation is authorized to issue two classes of shares of stock to be designated respectively as "Common Stock" and "Preferred Stock." The total number of shares of Common Stock which the Corporation is authorized to issue shall be 20,000,000 shares and each such share shall have a par value of one cent ($.01). The total number of shares of Preferred Stock which the Corporation is authorized to issue shall be 1,000,000 shares and each such share shall have a par value of one cent ($.01). The Preferred Stock may be issued in one or more series, and authority is hereby expressly vested in the Board of Directors pursuant to Sections 202(e) and 401 of the General Corporation Law of California (or in any successor statutes), by resolution or resolutions adopted by such Board of Directors, to determine the designation and to fix the number of shares of any such series. The Board of Directors is further authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock or the holders thereof, and to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series of Preferred Stock subsequent to the issue of shares of that series. Upon the amendment of this article to read as herein set forth, each outstanding share of capital stock is split up and converted into 3.36 shares of Common Stock.

          3. The foregoing amendment and restatement of articles of incorporation has been duly approved by the board of directors.

          4. The foregoing amendment and restatement of articles has been duly approved by the required vote of shareholders in accordance with section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 752,570. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

     Date: October 4, 1985

                                         /s/ Lin Conger
                                        -------------------------------------
                                         LIN CONGER, President



                                         /s/ Richard Hansen
                                        -------------------------------------
                                         RICHARD HANSEN, Secretary



         We further declare under penalty of perjury under the laws of the State of California that the matters set forth in the Certificate are true and correct of our own knowledge.

                                         /s/ Lin Conger
                                        -------------------------------------
                                         LIN CONGER, President



                                         /s/ Richard Hansen
                                        -------------------------------------
                                         RICHARD HANSEN, Secretary